UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 19, 2018
Date of Report (Date of earliest event reported)

Axon Enterprise, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16391 (Commission File Number)	86-0741227 (IRS Employer Identification No.)

17800 N. 85th St.
Scottsdale, Arizona 85255
(Address of principal executive offices, including zip code)

(480) 991-0797
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Press Release

On December 19, 2018, Axon Enterprise, Inc. (“Axon”) issued a press release announcing the Axon Enterprise, Inc. 2019 Stock Incentive Plan (the “Plan”) that will be used to grant Axon’s employees awards of eXponential stock units, which is a special type of performance-based restricted stock unit award modeled on the performance option award granted to Axon’s Chief Executive Officer and Founder, Patrick W. Smith. Mr. Smith's award was approved by Axon's shareholders at the Company's 2018 Annual Meeting. The Plan is subject to approval at a special meeting of Axon’s shareholders which is expected to be held in February 2019.

The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference. Axon has posted on its website at www.axon.com/company/news/xspp-faq a list of frequently answered questions or FAQs in connection with the Plan that are filed as Exhibit 99.2 hereto.

Additional Information and Where to Find It

Axon plans to file with the Securities and Exchange Commission (the “SEC”), and furnish to its shareholders, a definitive proxy statement and other related materials in connection with the Plan (the “Proxy Statement”) which is to be voted upon at a special meeting of shareholders (the “Special Meeting”). The Proxy Statement will contain important information about the Plan and related matters. AXON’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND RELATED MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT AXON WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AXON, THE SPECIAL MEETING AND THE PLAN. Shareholders will be able to obtain for free these documents and other documents filed by Axon with the SEC at www.sec.gov. In addition, shareholders will be able to obtain for free these documents from Axon by contacting Axon’s Investor Relations department by email at ir@axon.com or by going to Axon’s Investor Relations website at investor.axon.com.

Participants in the Solicitation

The directors and executive officers of Axon may be deemed to be participants in the solicitation of proxies from shareholders of Axon in connection with the Plan. The following directors and executive officers of the Company are participants in the Company's solicitation: Michael Garnreiter, Director; Hadi Partovi, Director; Mark W. Kroll, Director; Dr. Richard Carmona, Director; Bret Taylor, Director; Matthew McBrady, Director; Julie Anne Cullivan, Director; Patrick W. Smith, Director and Chief Executive Officer; Luke S. Larson, President; Jawad Ahsan, Chief Financial Officer; and Josh M. Isner, Chief Revenue Officer. None of such participants owns in excess of 1% of the Company's common stock except for Mr. Smith. Mr. Smith beneficially owns 1.4% of the Company's outstanding common stock. Additional information regarding the interests of participants in the solicitation of proxies in respect of the Special Meeting will be included in the Proxy Statement. We have engaged Innisfree M&A Incorporated to assist in the solicitation of proxies:
Innisfree M&A Incorporated
501 Madison Avenue
New York, NY 10022
Stockholders Call Toll Free:(888) 750-5834
International Callers:+1 (412) 232-3651

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release of Axon Enterprise, Inc. dated December 19, 2018
99.2	FAQs of Axon Enterprise, Inc. in connection with the Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2018	Axon Enterprise, Inc.
	By:	/s/ JAWAD A. AHSAN
Jawad A. Ahsan
Chief Financial Officer